Exhibit 5.2

July 6, 2020	White & Case LLP 1221 Avenue of the Americas New York, NY 10020-1095 T +1 212 819 8200 whitecase.com

Tufin Software Technologies Ltd. 5 HaShalom Road, ToHa Tower Tel Aviv 6789205, Israel

Re: Tufin Software Technologies Ltd. – Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as New York counsel to Tufin Software Technologies Ltd., an Israeli company organized under the laws of the State of Israel (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the registration for issue and sale by the Company from time to time of up to $100,000,000 aggregate amount of one or more of the following securities of the Company: (i) the Company’s ordinary shares, par value NIS 0.015 per share (“Ordinary Shares”), (ii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as an exhibit to the Registration Statement), (iii) subscription rights to acquire Ordinary Shares (“Rights”), (iv) warrants to purchase Ordinary Shares (“Warrants”) and (v) units comprised of any of the foregoing securities (“Units”).
The Ordinary Shares, Debt Securities, Rights, Warrants and Units, plus any additional Ordinary Shares, Debt Securities, Rights, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the SEC pursuant to Rule 462(b) under the Act in connection with an offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”
This opinion letter is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue the Securities.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.
Our opinions set forth herein are limited to the laws of the State of New York, and we express no opinion herein concerning any other laws. Various issues concerning the laws of the State of Israel are addressed in the opinion of Meitar | Law Offices filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion, as of the date hereof, that when the applicable indenture, warrant agreement and unit agreement has been duly authorized and executed by all necessary corporate action of the Company (and, in the case of the indenture, authenticated by the trustee in accordance with the provisions of the applicable indenture), and duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable indenture, warrant agreement or unit agreement, and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms, in each case, of any Debt Securities, Warrants and Units, such Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).
With the Company’s consent, we have assumed (a) that each of the Debt Securities, Warrants, Units and applicable indentures (including any board resolution, supplement or officer’s certificate pertaining thereto), warrant agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms, and (d) that the status of each of the Documents as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ White & Case LLP

CD/TZ/LA
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